EXHIBIT 5.2

                      OPINION OF COUNSEL REGARDING LEGALITY

                     TRIMBLE TATE NULAN EVANS & HOLDEN, P.C.
                         Attorneys and Counselors at Law
                         The Lincoln Center, Suite 2750
                               1660 Lincoln Street
                                (303) 839 - 1572
                              FAX: (303) 832 - 9233

July 7, 2004

Mongolian Explorations Ltd.
750 West Pender, Suite 1605
Vancouver, British Columbia
V6C 2T8
Canada

Re: Opinion and Consent of Counsel with respect to Registration Statement on Form SB-2 on behalf of Mongolian Explorations Ltd.

You have requested my opinion as special counsel for Mongolian Explorations Ltd., a Nevada corporation (the "Company") and certain of its shareholders (the "Selling Shareholders") for the limited purpose of rendering this opinion in connection with the Company's proposed public offering of the Company's common stock, $0.001 par value per share (the "Shares"), pursuant to the filing of a Registration Statement on Form SB-2 with the Securities and Exchange Commission in accordance with the Securities Act of 1933, as amended.

The following opinion is based upon the Securities Act of 1933 as amended, (the "Act") and Nevada laws.

                           THE REGISTRATION STATEMENT
                           --------------------------

     The Registration Statement relates to the primary offering of 6,000,000 shares of the Company's common stock and the distribution of 3,350,000 shares of the Company's common stock (the "Shares"), par value $0.001 per share by existing shareholders (the "Distribution").

                                BASIS FOR OPINION
                                -----------------

     The documentary basis and other basis for this opinion is my review and analysis of the below listed items:


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1.   The  Company's  Articles  of  Incorporation,  By-Laws,  Minutes of Board of
     Directors Meetings, Minutes of Shareholder Meetings and Shareholder Lists (collectively the "Company Records").

2. The eligibility requirements for the use of Form SB-2 set forth in General Instructions A and B of Form SB-2 (the "Eligibility Requirements").

3. Records of the corporate proceedings relating to the issuance of the Shares.

4. Such other instruments as I believed necessary for the purpose of rendering the following opinion.

     In such examinations, I have assumed that the documents and signatures examined by us are genuine and authentic and that the persons executing such documents have the legal capacity to execute any such documents.

                                  LEGAL OPINION
                                  -------------

     Based upon my review of the Company Records, the Registration Statement and the Eligibility Requirements, I am of the opinion that:

1. Organization and Qualification: The Company is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has the requisite corporate power and authority to conduct its business, and to own, lease and operate its properties, as more specifically described in the Registration Statement.

2. Shares Duly Authorized and Validly Issued: That Shares are duly authorized, legally and validly issued, and fully paid and non-assessable.

                         CONSENT TO USE OF LEGAL OPINION
                         -------------------------------

     I hereby consent to the reference to my name in the Registration Statement under the caption "Legal Matters" and to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, I do hereby admit that I come within the category of a person whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the general rules and regulations thereunder.


                                        Very truly yours,

                                        TRIMBLE TATE NULAN EVANS & HOLDEN, P.C.


                                        /s/ Lori Ann Y. Fujioka
                                        ----------------------------------------
                                        Lori Ann Y. Fujioka


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